Exhibit 99.3

BioTransplant to Host Conference Call to Provide Company Update

•                  Company to Provide Update on Chapter 11 Petition, UCL Dispute and other Corporate Developments —

MEDFORD, Mass., March 17 /PRNewswire-FirstCall/ — BioTransplant Incorporated (OTC Bulletin Board: BTRNQ.OB) will host a conference call at 8:30 AM Eastern Time on Wednesday, April 2, 2003 to provide a company update.

During the call, the Company will provide an update on its previously filed voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code.  The Company will also provide an update on corporate developments, including the status of its contract dispute with the Catholic University of Louvain (UCL).  The Company previously announced that it had received a purported notice of termination of its sponsored research agreement from UCL.  UCL has alleged that the Company failed to make sponsored research and royalty payments under the agreement or devote the appropriate level of effort to develop and commercialize the licensed technology.

The conference call may be accessed by dialing 800-915-4836 for domestic callers, and 973-317-5319 for international callers.

A replay of the conference call will be available from 10:30 AM Eastern Time on April 2, 2003 through 11:59 PM Eastern Time, April 9, 2003, and may be accessed by dialing 800-428-6051 for domestic callers and 973-709-2089 for international callers.  The passcode is 287896.

About BioTransplant

BioTransplant Incorporated, a Delaware corporation located in Medford, Massachusetts, is a life science company whose primary assets are intellectual property rights that it has exclusively licensed to third parties.  The Company’s strategy is to maximize the potential future value of these licensed intellectual property rights.  The Company has exclusively licensed Siplizumab (MEDI-507), a monoclonal antibody product, to MedImmune, Inc.  Siplizumab is in Phase II clinical trials for the treatment of psoriasis.  The Company’s assets also include the AlloMune System technologies, which are intended to treat a variety of hematologic malignancies and improve outcomes for solid organ transplants, and the Eligix HDM Cell Separation Systems, which use monoclonal antibodies to remove unwanted cells from bone marrow, peripheral blood stem cell and donor leukocyte grafts used in transplant procedures.  BioTransplant also has an interest in Immerge BioTherapeutics, Inc., a joint venture with Novartis, to further develop both companies’ individual technology bases in xenotransplantation.

This news release contains forward-looking statements about BioTransplant that involve risks and uncertainties.  These include statements regarding the Company’s ability to successfully maximize the value of its key assets and partner or license certain of its core programs.  Such statements reflect management’s current views and are based on certain assumptions.  Actual results could differ materially from those currently anticipated as a result of a number of factors.  Important factors that could cause future results to differ materially from such forward-looking statements include, but are not limited to: BioTransplant’s ability to successfully conclude a financial and operational reorganization of the Company in the Chapter 11 process; its ability to manage its relationships with its creditors, licensors, licensees and other key relationships given the Company’s reorganization strategies; BioTransplant’s ability to secure partnering or licensing transactions on acceptable terms for its AlloMune System or Eligix Cell Separation Systems; BioTransplant’s third party collaborators’ and licensees’ ability to successfully discover, develop and commercialize products based upon BioTransplant’s technologies, obtain and maintain required regulatory approvals in a timely fashion, and overcome other difficulties inherent in developing and commercializing therapeutics, therapeutic devices and therapeutic regimens; and BioTransplant’s ability to obtain and enforce the patent protection required for its products.  For a detailed discussion of these and other factors, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Factors That May Affect Results” in BioTransplant’s Current Report on Form 10-Q for the quarter ended September 30, 2002, as filed with the Securities and Exchange Commission, as well as the other filings that the Company periodically makes with the Securities and Exchange Commission.  Such forward- looking statements speak only as of the date of this news release.  BioTransplant disclaims any obligation or intent to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

SOURCE BioTransplant Incorporated

03/17/2003

CONTACT: Lilian Stern of Stern Investor Relations, +1-212-362-1200, lilian@sternir.com